SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
Form 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Eddie Bauer Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	42-1672352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15010 NE 36th Street Redmond, WA (Address of principal executive offices)	98052 (Zip Code)
(425) 755-6544
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	The Nasdaq National Market

EXPLANATORY NOTE
     Eddie Bauer Holdings, Inc. has prepared this Amendment No. 2 to the Registration Statement on Form 10 (File No. 000-51676) for the purpose of re-filing Exhibit 10.13 to the Registration Statement. Amendment No. 2 does not modify any provisions of the Registration Statement other than Item 15(b).

EXHIBITS
      (b) The following exhibits are filed as part of this registration statement:

Exhibit
No.		Document

2	.1†	Modified First Amended Joint Plan of Reorganization of Affiliated Debtors pursuant to Chapter 11 of the Bankruptcy Code, dated as of May 23, 2005.
3	.1†	Certificate of Incorporation of Eddie Bauer Holdings, Inc.
3	.2†	Amended & Restated Bylaws of Eddie Bauer Holdings, Inc.
4	.1†	Article V of the Certificate of Incorporation of Eddie Bauer Holdings, Inc., included in Exhibit 3.1.
10	.1†	Term Loan Agreement, dated as of June 21, 2005, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. as Borrower, the Lenders, General Electric Capital Corporation as Syndication Agent, Credit Suisse as Documentation Agent and JPMorgan Chase Bank, N.A. as Administrative Agent.
10	.2†	Guarantee and Collateral Agreement made by Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A. as Administrative Agent, dated June 21, 2005.
10	.3†	Pledge Agreement, dated as of June 21, 2005, by and between Eddie Bauer Holdings, Inc. as Pledgor, and Bank of America, N.A. as Agent.
10	.4†	Pledge Agreement, dated as of June 21, 2005, by and between Eddie Bauer, Inc. as Pledgor and Bank of America, N.A. as Agent.
10	.5†	First Amendment, Waiver and Agreement, dated as of April 13, 2006, to and under the Term Loan Agreement.
10	.6†	Loan and Security Agreement, dated as of June 21, 2005, among the Lenders, Bank of America, N.A. as Agent, Banc of America Securities LLC as Sole Lead Arranger and Book Manager, Bank of America, N.A. and the CIT Group/Business Credit, Inc. as Co-Syndication Agents, GE Capital Corporation as Documentation Agent, Eddie Bauer, Inc. as Borrower and Eddie Bauer Holdings, Inc., Eddie Bauer Services, LLC, Distribution Fulfillment Services, Inc. (DFS) and Eddie Bauer Information Technology, LLC as Guarantors.
10	.7†	Waiver, effective April 14, 2006, under the Loan and Security Agreement.
10	.8†	Intercreditor Agreement, dated as of June 21, 2005, by and between Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A. as administrative agent, Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain direct and indirect subsidiaries of Eddie Bauer, Inc.
10	.9†	Settlement Agreement, dated as of December 3, 2004, by and among Spiegel, Inc., Newport News, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc., Spiegel Catalog Services, LLC, Spiegel Credit Corporation III, Spiegel Acceptance Corporation, First Consumers National Bank, Michael Crüsemann, Horst Hansen, Martin Zaepfel, Michael Otto, Spiegel Holdings, Inc., Otto (GmbH & Co KG) and The Bank of New York, as Trustee.
10	.10(a)†	Joint Venture Agreement, dated September 28, 1993, between Eddie Bauer, Inc. and Otto-Sumisho Inc.
10	.10(b)†	Joint Venture Agreement, dated June 6, 1995, by and between Eddie Bauer, Inc., Handelsgesellschaft Heinrich Heine GmbH and Sport-Scheck GmbH.
10	.11(a)†	Buying Agency Agreement, dated June 29, 2005, by and between Eddie Bauer International (Americas), Inc. and Eddie Bauer, Inc.*
10	.11(b)†	Buying Agency Agreement, dated June 29, 2005, by and between Eddie Bauer International, Ltd. and Eddie Bauer, Inc.*
10	.12†	Vendor Payment Services Agreement, dated June 29, 2005, between Eddie Bauer, Inc. and Otto International (Hong Kong) Limited.*
10.13		Private Label Credit Card Program Agreement, dated May 2, 2003, between World Financial Network National Bank, Spiegel, Inc. and Eddie Bauer, Inc.*
10	.14(a)†	Lease dated August 13, 2004, between Eddie Bauer, Inc. and Microsoft Corporation.
10	.14(b)†	Lease dated December 14, 2005 between Lincoln Square Office, LLC and Eddie Bauer, Inc.

Exhibit
No.		Document

10	.14(c)†	First Lease Addendum dated May 15, 2006 between Lincoln Square Office, LLC and Eddie Bauer, Inc.
10	.14(d)†	Lease dated January 23, 2001, by and among Plaza Corp Retail Properties, Spiegel Group Teleservices — Canada, Inc. and Spiegel, Inc., as guarantor, as amended by a First Amendment dated June 18, 2001 and a Second Amendment dated December 11, 2001.
10	.15(a)†	Amended and Restated Employment Agreement, dated December 14, 2005, by and between Eddie Bauer Holdings, Inc. and Eddie Bauer, Inc., and Fabian Mansson.
10	.15(b)†	Letter Agreement, dated July 12, 2004, by and between Eddie Bauer, Inc. and Kathy Boyer.
10	.15(c)†	Letter Agreement, dated March 11, 2005, by and between Eddie Bauer, Inc. and Shelley Milano.
10	.16†	Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan.
10	.17†	Form of Stock Option Agreement.
10	.18†	Form of Restricted Stock Unit Award Certificate.
10	.19†	Form of Restricted Stock Award Certificate.
10	.20†	Form of Non-Employee Director Stock Option Agreement.
10	.21†	Form of Non-Employee Director Restricted Stock Unit Award Certificate.
10	.22†	Form of Non-Employee Director Restricted Stock Award Certificate.
10	.23†	Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefits Plan.
10	.24†	Form of Amended and Restated Senior Officer Change in Control Compensation Benefits Plan Participation Agreement.
10	.25†	Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan.
10	.26†	Eddie Bauer Holdings, Inc. 2005 Annual Incentive Plan.
10	.27†	Eddie Bauer Holdings, Inc. 2006 Annual Incentive Plan.
10	.28†	Spiegel Group Severance Plan.
10	.29†	Form of Indemnification Agreement for Directors and Executive Officers of Eddie Bauer Holdings, Inc.
10	.30†	The Spiegel Group Performance Incentive Plan — KERP Participants 2003-2004
10	.31†	Eddie Bauer 2004 Bridge Incentive Plan
11†		Statement regarding computation of per share earnings.
21	†	Subsidiaries of Eddie Bauer Holdings, Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Previously filed with the registration statement on Form 10 filed with the Securities and Exchange Commission on May 1, 2006.

SIGNATURES
      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.

By:	/s/ Fabian Mansson

Name: Fabian Mansson
Title: President & CEO

Date: October 2, 2006

EXHIBIT INDEX

Exhibit
No.		Document

2	.1†	Modified First Amended Joint Plan of Reorganization of Affiliated Debtors pursuant to Chapter 11 of the Bankruptcy Code, dated as of May 23, 2005.
3	.1†	Certificate of Incorporation of Eddie Bauer Holdings, Inc.
3	.2†	Amended and Restated Bylaws of Eddie Bauer Holdings, Inc.
4	.1†	Article V of the Certificate of Incorporation of Eddie Bauer Holdings, Inc., included in Exhibit 3.1.
10	.1†	Term Loan Agreement, dated as of June 21, 2005, among Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. as Borrower, the Lenders, General Electric Capital Corporation as Syndication Agent, Credit Suisse as Documentation Agent and JPMorgan Chase Bank, N.A. as Administrative Agent.
10	.2†	Guarantee and Collateral Agreement made by Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A. as Administrative Agent, dated June 21, 2005.
10	.3†	Pledge Agreement, dated as of June 21, 2005, by and between Eddie Bauer Holdings, Inc. as Pledgor, and Bank of America, N.A. as Agent.
10	.4†	Pledge Agreement, dated as of June 21, 2005, by and between Eddie Bauer, Inc. as Pledgor and Bank of America, N.A. as Agent.
10	.5†	First Amendment, Waiver and Agreement, dated as of April 13, 2006, to and under the Term Loan Agreement.
10	.6†	Loan and Security Agreement, dated as of June 21, 2005, among the Lenders, Bank of America, N.A. as Agent, Banc of America Securities LLC as Sole Lead Arranger and Book Manager, Bank of America, N.A. and the CIT Group/ Business Credit, Inc. as Co-Syndication Agents, GE Capital Corporation as Documentation Agent, Eddie Bauer, Inc. as Borrower and Eddie Bauer Holdings, Inc., Eddie Bauer Services, LLC, Distribution Fulfillment Services, Inc. (DFS) and Eddie Bauer Information Technology, LLC as Guarantors.
10	.7†	Waiver, effective April 14, 2006, under the Loan and Security Agreement.
10	.8†	Intercreditor Agreement, dated as of June 21, 2005, by and between Bank of America, N.A., as agent, JPMorgan Chase Bank, N.A. as administrative agent, Eddie Bauer Holdings, Inc., Eddie Bauer, Inc. and certain direct and indirect subsidiaries of Eddie Bauer, Inc.
10	.9†	Settlement Agreement, dated as of December 3, 2004, by and among Spiegel, Inc., Newport News, Inc., Eddie Bauer, Inc., Spiegel Catalog, Inc., Spiegel Catalog Services, LLC, Spiegel Credit Corporation III, Spiegel Acceptance Corporation, First Consumers National Bank, Michael Crüsemann, Horst Hansen, Martin Zaepfel, Michael Otto, Spiegel Holdings, Inc., Otto
(GmbH & Co KG) and The Bank of New York, as Trustee.
10	.10(a)†	Joint Venture Agreement, dated September 28, 1993, between Eddie Bauer, Inc. and Otto-Sumisho Inc.
10	.10(b)†	Joint Venture Agreement, dated June 6, 1995, by and between Eddie Bauer, Inc., Handelsgesellschaft Heinrich Heine GmbH and Sport-Scheck GmbH.
10	.11(a)†	Buying Agency Agreement, dated June 29, 2005, by and between Eddie Bauer International (Americas), Inc. and Eddie Bauer, Inc.*
10	.11(b)†	Buying Agency Agreement, dated June 29, 2005, by and between Eddie Bauer International, Ltd. and Eddie Bauer, Inc.*
10	.12†	Vendor Payment Services Agreement, dated June 29, 2005, between Eddie Bauer, Inc. and Otto International (Hong Kong) Limited.*
10.13		Private Label Credit Card Program Agreement, dated May 2, 2003, between World Financial Network National Bank, Spiegel, Inc. and Eddie Bauer, Inc.*
10	.14(a)†	Lease dated August 13, 2004, between Eddie Bauer, Inc. and Microsoft Corporation.
10	.14(b)†	Lease dated December 14, 2005 between Lincoln Square Office, LLC and Eddie Bauer, Inc.

Exhibit
No.		Document

10	.14(c)†	First Lease Addendum dated May 15, 2006 between Lincoln Square Office, LLC and Eddie Bauer, Inc.
10	.14(d)†	Lease dated January 23, 2001, by and among Plaza Corp Retail Properties, Spiegel Group Teleservices — Canada, Inc. and Spiegel, Inc., as guarantor, as amended by a First Amendment dated June 18, 2001 and a Second Amendment dated December 11, 2001.
10	.15(a)†	Amended and Restated Employment Agreement, dated December 14, 2005, by and between Eddie Bauer Holdings, Inc. and Eddie Bauer, Inc., and Fabian Mansson.
10	.15(b)†	Letter Agreement, dated July 12, 2004, by and between Eddie Bauer, Inc. and Kathy Boyer.
10	.15(c)†	Letter Agreement, dated March 11, 2005, by and between Eddie Bauer, Inc. and Shelley Milano.
10	.16†	Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan.
10	.17†	Form of Stock Option Agreement.
10	.18†	Form of Restricted Stock Unit Award Certificate.
10	.19†	Form of Restricted Stock Award Certificate.
10	.20†	Form of Non-Employee Director Stock Option Agreement.
10	.21†	Form of Non-Employee Director Restricted Stock Unit Award Certificate.
10	.22†	Form of Non-Employee Director Restricted Stock Award Certificate.
10	.23†	Eddie Bauer Holdings, Inc. Senior Officer Change in Control Compensation Benefits Plan.
10	.24†	Form of Senior Officer Amended and Restated Change in Control Compensation Benefits Plan Participation Agreement.
10	.25†	Eddie Bauer Holdings, Inc. Non-Qualified Deferred Compensation Plan.
10	.26†	Eddie Bauer Holdings, Inc. 2005 Annual Incentive Plan.
10	.27†	Eddie Bauer Holdings, Inc. 2006 Annual Incentive Plan.
10	.28†	Spiegel Group Severance Plan.
10	.29†	Form of Indemnification Agreement for Directors and
Executive Officers of Eddie Bauer Holdings, Inc.
10	.30†	The Spiegel Group Performance Incentive Plan — KERP Participants 2003-2004
10	.31†	Eddie Bauer 2004 Bridge Incentive Plan
11	†	Statement regarding computation of per share earnings.
21	†	Subsidiaries of Eddie Bauer Holdings, Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†	Previously filed with the registration statement on Form 10 filed with the Securities and Exchange Commission on May 1, 2006.